UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.   20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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PHARMACYCLICS, INC.
(Name of Registrant as Specified in its Charter)

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Note: PDF provided as a courtesy

PHARMACYCLICS, INC.
 995 East Arques Avenue
Sunnyvale, California 94085

November 2, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Pharmacyclics, Inc. (the "Company"), which will be held at 12:00 P.M. local time on Friday, December 8, 2006 at the Sheraton Palo Alto Hotel, 625 El Camino Real, Palo Alto, CA 94301.

At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

  the election of six (6) directors to serve until the 2007 annual meeting or until their successors are elected and qualified;
  the amendment of the Company's Employee Stock Purchase Plan (the "Purchase Plan") in order to increase the total number of shares of common stock authorized for issuance over the term of the Purchase Plan by an additional 200,000 shares; and
  the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2007.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement more fully describe the details of the business to be conducted at the Annual Meeting.

After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote IN FAVOR OF each such proposal.

After reading the Proxy Statement, please sign and promptly return the enclosed proxy card in the accompanying postage-paid return envelope. If you later decide to attend the Annual Meeting in person and vote by ballot, only your vote at the Annual Meeting will be counted.

Copies of the Pharmacyclics, Inc. 2006 Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended June 30, 2006 are also enclosed.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ RICHARD A. MILLER, M.D.

Richard A. Miller, M.D.
President and Chief Executive Officer

IMPORTANT

Please sign and promptly return the enclosed proxy card in the accompanying postage-paid return envelope so that your shares may be voted if you are unable to attend the Annual Meeting.

PHARMACYCLICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 8, 2006

TO THE STOCKHOLDERS OF PHARMACYCLICS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Pharmacyclics, Inc., a Delaware corporation (the "Company"), will be held at 12:00 P.M. local time on Friday, December 8, 2006 at the Sheraton Palo Alto Hotel, 625 El Camino Real, Palo Alto, CA 94301, for the following purposes:

  to elect six (6) directors to serve until the 2007 annual meeting or until their successors are elected and qualified;
  to amend the Company's Employee Stock Purchase Plan (the "Purchase Plan") in order to increase the total number of shares of common stock authorized for issuance over the term of the Purchase Plan by an additional 200,000 shares;
  to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2007; and
  to transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on October 18, 2006 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's principal executive offices at 995 East Arques Avenue, Sunnyvale, California 94085, for a period of ten (10) days immediately prior to the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement, which describes the matters to be voted upon at the Annual Meeting. Then, please sign and promptly return the enclosed proxy card in the accompanying postage-paid return envelope. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting, and vote by ballot, only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

Sincerely,

/s/ LEIV LEA

Leiv Lea
Secretary

Sunnyvale, California
November 2, 2006

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.

PHARMACYCLICS, INC.
995 East Arques Avenue
Sunnyvale, California 94085

_______________

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
 To Be Held on December 8, 2006

_______________

GENERAL INFORMATION FOR STOCKHOLDERS

The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors (the "Board") of Pharmacyclics, Inc., a Delaware corporation (the "Company"), for use at its 2006 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 12:00 P.M. local time on December 8, 2006, at the Sheraton Palo Alto Hotel, 625 El Camino Real, Palo Alto, CA 94301 and at any adjournment or postponement thereof.

This Proxy Statement and the accompanying form of Proxy were first mailed to all stockholders entitled to vote at the Annual Meeting on or about November 2, 2006.

The Company's principal executive offices are located at 995 East Arques Avenue, Sunnyvale, California 94085. Its telephone number is (408) 774-0330.

Record Date and Voting

Stockholders of record at the close of business on October 18, 2006 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 21,029,194 shares of the Company's Common Stock (the "Common Stock") outstanding and entitled to vote. No shares of the Company's preferred stock are outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the Record Date.

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "ABSTAIN" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum. Broker non-votes (i.e., the submission of a Proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) are also counted for purposes of determining the presence of a quorum for the transaction of business. Shares voted "FOR" or "AGAINST" a particular matter presented to stockholders for approval at the Annual Meeting will be treated as shares entitled to vote ("Votes Cast") with respect to such matter. Abstentions also will be counted towards the tabulation of Votes Cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as an amendment to, or adoption of, a stock purchase plan).

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Stockholders may not cumulate votes in the election of directors. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the Proxy, the shares will be voted accordingly. If a Proxy is returned to the Company and no choice is specified, the shares will be voted IN FAVOR OF each of the Company's nominees for director and IN FAVOR OF the approval of each of the proposals described in the Notice of Annual Meeting of Stockholders and in this Proxy Statement.

Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Leiv Lea, Vice President, Finance and Administration and Chief Financial Officer and Secretary, in writing at 995 East Arques Avenue, Sunnyvale, California 94085 or by telephone at (408) 774-0330. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by December 1, 2006.

Revocability of Proxies

Any stockholder giving a Proxy pursuant to this solicitation may revoke it at any time prior to the meeting by filing with the Secretary of the Company at its principal executive offices at 995 East Arques Avenue, Sunnyvale, California 94085-4521, a written notice of such revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of the Notice of Annual Meeting, this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company has engaged Innisfree M&A Incorporated ("Innisfree") to provide routine advice and services for Proxy solicitation. Innisfree will receive approximately $12,500 from the Company for such advice and services. To assure that a quorum will be present in person or by proxy at the Annual Meeting, it may be necessary for Innisfree, certain officers, directors, employees or other agents of the Company to solicit proxies by telephone, facsimile or other means or in person. Except with respect to Innisfree, the Company will not compensate such individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's fiscal 2007 annual meeting of stockholders is the close of business on July 5, 2007. Proposals of stockholders intended to be presented at the Company's fiscal 2007 annual meeting of stockholders without inclusion of such proposals in the Company's proxy statement and form of proxy relating to the meeting must be received by the Company no later than the close of business on September 10, 2007 and no earlier than the close of business on August 10, 2007.

IMPORTANT

Please sign and return the enclosed Proxy in the accompanying postage-prepaid envelope as soon as possible so that your shares may be voted if you are unable to attend the Annual Meeting.

The Company's Annual Report to Stockholders for the fiscal year ended June 30, 2006 (the "Annual Report") and the Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended June 30, 2006, as filed with the Securities and Exchange Commission (the "SEC"), have been included with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Neither the Annual Report nor the Form 10-K is considered proxy-soliciting material and neither is incorporated into or is a part of this Proxy Statement.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE - ELECTION OF DIRECTORS

At the Annual Meeting, a Board of Directors consisting of six (6) members will be elected to serve until the Company's next Annual Meeting or until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal. The independent members of the Board have selected six (6) nominees, all of whom are current directors of the Company. Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them IN FAVOR OF each of the nominees named below. The six (6) candidates receiving the highest number of affirmative votes of all of the Votes Cast at the Annual Meeting will be elected. If any nominee is unable to or declines to serve as a director, the Proxies may be voted for a substitute nominee designated by the Nominating and Corporate Governance Committee. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

The Board has determined that all of the director nominees, other than Dr. Miller, are "independent" as that term is defined in the Nasdaq Marketplace Rules. Dr. Miller is not considered independent because he is an executive officer of the Company. The Board has further determined that director nominees Miles R. Gilburne and James L. Knighton, both of whom are members of the Company's Audit Committee, satisfy the more restrictive independence requirements for Audit Committee members set forth in United States securities laws. See "Board Meeting, Independence and Committees" below for further discussion of these independence determinations.

Vote Required and Board Recommendation

The six (6) nominees receiving the highest number of affirmative votes of the shares present in person or represented by Proxy and entitled to vote at the Annual Meeting shall be elected as directors of the Company.

The Board recommends that stockholders vote IN FAVOR OF the election of each of the following nominees to serve as directors of the Company.

Information with Respect to Director Nominees

Set forth below is information regarding the nominees.

Name	Age	Position(s) with the Company	Director Since
Miles R. Gilburne	55	Director	2000
James L. Knighton	52	Director	2006
Richard M. Levy, Ph.D.	68	Director	2000
Richard A. Miller, M.D.	55	Director, President and Chief Executive Officer	1991
William R. Rohn	63	Director	2000
Christine A. White	54	Director	2006

Business Experience of Director Nominees

Mr. Gilburne was elected as a Director of the company in March 2000. Mr. Gilburne has been a managing member of ZG Ventures, a venture capital and investment company, since 2000. From February 1995 through December 1999, he was Senior Vice President, Corporate Development for America Online, Inc., an internet services company. He joined the board of directors of America Online in the fall of 1999 and subsequently served as a member of the board of directors of Time Warner Inc. until stepping down in May 2006. Mr. Gilburne is currently a member of the board of directors of SRA International, Inc., a publicly traded information technology company, and serves on the boards of several privately held companies including Revolution Health Group, a company focused on consumer directed health care. He is also a member of the board of the Foundation for the National Institute of Health. Prior to joining America Online, Mr. Gilburne was a founding partner of the Silicon Valley office of the law firm of Weil, Gotshal and Manges and a founding partner of the Cole Gilburne Fund, an early stage venture capital fund focused on information technology. Mr. Gilburne received an A.B. degree from Princeton University and a law degree from the Harvard Law School.

Mr. Knighton was elected as a Director of the company in August 2006. Mr. Knighton has served as President and co-founder of AvidBiotics Corporation, a private biotechnology company since April 2005. Mr. Knighton served as President/Chief Operating Officer and Chief Financial Officer of Caliper Life Sciences, Inc. from July 2003 to March 2004. Mr. Knighton originally joined Caliper in September 1999 as Vice President and Chief Financial Officer, was promoted to Executive Vice President in April 2001 and to President and Chief Financial Officer in July 2002. From October 1998 to September 1999, Mr. Knighton served as Senior Vice President and Chief Financial Officer of SUGEN, Inc., a biotechnology company acquired by Pharmacia. From July 1997 to October 1998, Mr. Knighton served as Vice President of Investor Relations and Corporate Communications at Chiron Corporation, a biotechnology company. Mr. Knighton holds a B.S. in Biology from the University of Notre Dame, an M.S. in Genetics from the University of Pennsylvania and a M.B.A. from the Wharton School at the University of Pennsylvania.

Dr. Levy was elected as a Director of the company in June 2000. Dr. Levy retired in February 2006 from his position as President and Chief Executive Officer of Varian Medical Systems, Inc., a medical equipment company. Dr. Levy remains Chairman of the Board of Directors of Varian Medical Systems, a position he has held since February 2003. He served as President and Chief Executive Officer and a director of Varian Medical Systems, Inc., since April 1999, and as Executive Vice President of Varian Associates, Inc., the predecessor company from which Varian Medical Systems, Inc. was spun out, since 1992. Dr. Levy also serves on the Board of Directors of Sutter Health, a not-for-profit multi-provider integrated health care delivery system. Dr. Levy holds a B.A. degree from Dartmouth College and a Ph.D. in nuclear chemistry from the University of California at Berkeley.

Dr. Miller has served as President, Chief Executive Officer and a Director since he co-founded the Company in April 1991. Dr. Miller was a co-founder of IDEC Pharmaceuticals Corporation and from 1984 to February 1992 served as Vice President and a director. Dr. Miller also is a Clinical Professor of Medicine (Oncology) at Stanford University Medical Center. Dr. Miller received his M.D. from the State University of New York Medical School and is board certified in both Internal Medicine and Medical Oncology.

Mr. Rohn was elected as a Director of the company in March 2000. Mr. Rohn retired in January 2005 from his position as the Chief Operating Officer of Biogen Idec Inc., a biopharmaceutical company, a position he held since the merger of Biogen, Inc. and IDEC Pharmaceuticals Corporation in November 2003. He served as the President and Chief Operating Officer of IDEC Pharmaceuticals Corporation from January 2002 to November 2003. He joined IDEC in August 1993 as Senior Vice President, Commercial and Corporate Development and was appointed Senior Vice President, Commercial Operations in April 1996 and Chief Operating Officer in May 1998. From 1984 to 1993, he was employed by Adria Laboratories, most recently as Senior Vice President of Sales and Marketing. Mr. Rohn is currently also a Director of Elan Corporation, plc, a pharmaceutical company, Metabasis Therapeutics, Inc., a pharmaceutical company, Cerus Corporation, a biotechnology company, and Raven Biotechnologies, a private biotechnology company. Mr. Rohn received a B.A. in Marketing from Michigan State University.

Dr. White was elected as a Director of the company in August 2006. Dr. White retired in June 2005 from her position as Senior Vice President, Global Medical Affairs of Biogen Idec Inc., a biopharmaceutical company, a position held since the merger of Biogen, Inc. and IDEC Pharmaceuticals Corporation in November 2003. She joined IDEC Pharmaceuticals in June 1996 and served as Senior Director, Oncology and Hematology Clinical Development until June 2000 when she was appointed Vice President, Oncology and Hematology Clinical Development. In May 2001, she was appointed Vice President, Medical Affairs. From 1994 to June 1996, Dr. White was Director, Clinical Oncology Research at the Sidney Kimmel Cancer Center in San Diego. From 1984 to 1994, Dr. White held various positions at Scripps Memorial Hospitals, San Diego County, most recently as Chairman, Department of Medicine. Dr. White is also a director of Arena Pharmaceuticals, Inc., a biopharmaceutical company. Dr. White holds a B.A. degree in Biology and M.D. degree, both from the University of Chicago.

There are no family relationships among executive officers or directors of the Company.

Board Meetings, Independence and Committees

During the fiscal year ended June 30, 2006, the Board was comprised of six (6) members, Miles R. Gilburne, Loretta M. Itri, Richard M. Levy, Richard A. Miller, William R. Rohn and Craig C. Taylor. In August 2006, the Company amended its bylaws to increase the size of the Board from six (6) to eight (8) members until the date of the Annual Meeting, and announced that James L. Knighton and Christine A. White had been appointed to the Board. Dr. Itri and Mr. Taylor have decided not to stand for re-election to the Board. Pursuant to the Company's bylaws, on the date of the annual meeting, the Board will be automatically reduced back to six (6) members.

During the fiscal year ended June 30, 2006, the Board held twelve (12) meetings. During the fiscal year ended June 30, 2006, all directors attended at least seventy-five percent (75%) of the meetings of the Board and of the committees on which they served that were held during the period for which they were a director or committee member, respectively. Although the Company does not have a formal policy regarding attendance by members of the Board at its Annual Meeting, the Company encourages directors to attend and historically many of them have done so. To facilitate attendance and reduce travel costs, the Company usually schedules its Annual Meeting to occur immediately before or after a periodic meeting of the Board. All members of the Board attended the annual stockholder meeting in December 2005.

The Board has determined that all of the members of the Board, other than Dr. Miller, are "independent" as that term is defined in the Nasdaq Marketplace Rules. Dr. Miller is not considered independent because he is an executive officer of the Company. In addition, the Board has determined that each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has adopted a charter for each of the three standing committees.

Audit Committee

The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A more complete description of the powers and responsibilities delegated to the Committee is set forth in the Audit Committee charter. During the fiscal year ended June 30, 2006, the Audit Committee was comprised of three (3) non-employee directors, Messrs. Taylor and Gilburne and Dr. Itri. Mr. Taylor served as Chair. The Audit Committee met four (4) times during the fiscal year ended June 30, 2006. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The Board has further determined that Mr. Taylor is an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act"). In August 2006, Mr. Knighton was appointed to serve as a member of the Audit Committee.

Compensation Committee

The Compensation Committee reviews and approves the Company's general compensation policies, sets compensation levels for the Company's executive officers and administers the Company's 2004 Equity Incentive Award Plan (the "2004 Plan") and the Employee Stock Purchase Plan. During the fiscal year ended June 30, 2006, the Compensation Committee was comprised of two (2) non-employee directors, Dr. Levy and Mr. Rohn. Dr. Levy served as Chair. The Compensation Committee met one (1) time during the fiscal year ended June 30, 2006. The Board has determined that all of the members of the Compensation Committee are "independent" as defined in the Nasdaq Marketplace Rules. In August 2006, Dr. White was appointed to serve as a member of the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance ("NCG") Committee establishes qualification standards for Board membership, identifies qualified individuals for Board membership and considers and recommends director nominees for approval by the Board and the stockholders. The NCG Committee has adopted a written charter that is available on the Company's website at www.pharmacyclics.com. The NCG Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. The NCG Committee also takes a leadership role in shaping the corporate governance of the Company. During the fiscal year ended June 30, 2006, the NCG Committee was comprised of all five (5) non-employee directors, Mr. Gilburne, Mr. Taylor, Mr. Rohn, Dr. Levy and Dr. Itri. Mr. Gilburne serves as Chair. During the fiscal year ended June 30, 2006, the NCG Committee met two (2) times. The Board has determined that each of the members of the NCG is "independent" as defined in the Nasdaq Marketplace Rules.

Director Nomination and Communication with Directors

Criteria for Nomination to the Board

In evaluating director nominees, the NCG Committee considers the following factors:

  the appropriate size of the Board;
  the level of technical, scientific, operational, strategic and/or economic knowledge of the Company's business and industry;
  experience at the senior executive or board level of a public company;
  integrity and commitment to the highest ethical standards;
  whether the candidate possesses complimentary skills and background with respect to other Board members; and
  the ability to devote a sufficient amount of time to carry out the duties and responsibilities as a director.

The objective of the NCG Committee is to structure a Board that brings to the Company a variety of skills and perspectives developed through high-quality business and professional experience. In doing so, the NCG Committee also considers candidates with appropriate non-business backgrounds. Other than the foregoing, there are no stated minimum criteria for director nominees. The NCG Committee may, however, consider such other factors as it deems are in the best interests of the Company and its stockholders.

 The NCG Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service, or if the NCG Committee decides not to nominate a member for re-election, the Committee will identify the desired skills and experience of a new nominee as outlined above, providing that the Board determines to fill the vacancy. To date, the Company has not engaged a third party to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right to do so in the future.

Stockholder Proposals for Nominees

The NCG Committee will consider proposed nominees whose names are submitted to it by stockholders, providing that the stockholder has held Company stock at least one (1) year and holds a minimum of 1% of the Company's outstanding voting securities. If a stockholder wishes to suggest a proposed name for consideration, he or she must follow our procedures regarding the submission of stockholder proposals. Our amended and restated bylaws permit stockholders to nominate directors for election at our annual meeting of stockholders as long as stockholders provide the Company with proper notice of such nomination. Any notice of director nomination must meet all of the requirements contained in our bylaws and include other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the nominee's consent to serve as a director. Stockholders may send recommendations for director nominees or other communications to the Board or any individual director c/o Secretary, Pharmacyclics, Inc., 995 East Arques Avenue, Sunnyvale, California, 94085. All communications received are reported to the Board or the individual directors, as appropriate. For any stockholder to make a director nomination at next year's annual meeting, the stockholder must follow the procedures described in this Proxy Statement under "Deadline for Receipt of Stockholder Proposals."

Code of Ethics

The Board has also adopted a formal code of conduct that applies to all of our employees, officers and directors. You can access the latest copy of our Code of Business Conduct and Ethics in the Investors section of our website at www.pharmacyclics.com.

PROPOSAL TWO

APPROVAL OF THE AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

Stockholders are requested in this Proposal Two to approve an amendment to our Employee Stock Purchase Plan that will increase the maximum number of shares available for issuance under the Purchase Plan by an additional 200,000 shares.

The amendment was adopted by the Board on August 8, 2006, subject to stockholder approval at the Annual Meeting. The Board believes that the increase in the share reserve is necessary in order to enable the Company to continue a program of stock ownership for the Company's employees and to provide them with a meaningful opportunity to acquire an equity interest in the Company and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.

Prior to the amendment, we reserved an aggregate of 500,000 shares of our Common Stock for issuance under the Purchase Plan and all such shares were approved by our stockholders. As of September 30, 2006, a total of 380,862 shares had been issued under the Purchase Plan and 119,138 shares were available for future issuance (not including the 200,000 share increase).

Stockholders are requested in this proposal to approve the amendment of the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by Proxy and entitled to vote at the Annual Meeting will be required to approve the amendment of the Purchase Plan. Abstentions will be counted towards the tabulation of Votes Cast and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purposes in determining whether this matter has been approved.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for approval of the amendment of the Purchase Plan.

The Board of Directors recommends that the stockholders vote IN FAVOR OF the amendment of the Purchase Plan.

A summary of the key features of the Purchase Plan, as amended through August 8, 2006, is outlined below. This summary is not a complete description of all the provisions of the Purchase Plan and is therefore qualified by reference to the Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual Purchase Plan document may do so upon written request to the Secretary of the Company at the Company's principal offices in Sunnyvale, California.

Purpose

The Purchase Plan allows the Company to provide employees with the opportunity to acquire an equity interest in the Company. The Board believes that equity incentives are a significant factor in attracting and motivating eligible persons whose present and potential contributions are important to the Company.

The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423 (b) of the Internal Revenue Code.

Administration

The Purchase Plan is administered by the Compensation Committee of the Board. Such committee, as Plan Administrator, will have full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.

Offering Periods and Purchase Periods

The Purchase Plan is comprised of a series of successive offering periods, each with a maximum duration (not to exceed twenty-four (24) months) designated by the Plan Administrator prior to the start date. The current offering period began on November 1, 2005 and will end on October 31, 2007, and the next offering period is scheduled to commence on November 1, 2007.

Shares will be purchased during the offering period at successive semi-annual intervals. Each such interval will constitute a purchase period. Purchase periods under the Purchase Plan will begin on the first business day in May and November each year and end on the last business day in the immediately succeeding October and April, respectively, each year. The current purchase period began on April 1, 2006 and will end on October 31, 2006.

Eligibility

Any individual who customarily works more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating affiliate will become eligible to participate in an offering period on the start date of any purchase period (within that offering period). The date such individual enters the offering period will be designated his or her entry date for purposes of that offering period.

Participating affiliates include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, that elect, with the approval of the Plan Administrator, to extend the benefits of the Purchase Plan to their eligible employees.

As of September 30, 2006, approximately 115 employees, including 5 executive officers, were eligible to participate in the Purchase Plan.

Purchase Provisions

Each participant will be granted a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on his or her entry date into that offering period and will be automatically exercised on the last business day of each purchase period within that offering period on which he or she remains an eligible employee.

Each participant may authorize period payroll deductions in any multiple of 1% of his or her total cash earnings per pay period, up to a maximum of ten percent (10%).

On the last business day of each purchase period, the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase period. However, the maximum number of shares of Common Stock a participant may purchase on any purchase date is 1,000 shares.

Purchase Price

The purchase price per share at which Common Stock will be purchased by the participant on each purchase date within the offering period will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into that offering period or (ii) the fair market value per share of Common Stock on that purchase date. However, for each participant whose entry date is other than the start date of the offering period, the clause (i) amount will not be less than the fair market value per share of Common Stock on the start date of that offering period.

Valuation

The fair market value per share of Common Stock on any relevant date will be deemed equal to the closing selling price per share on such date on the NASDAQ Stock Market LLC. On September 29, 2006, the closing selling price per share of Common Stock on NASDAQ was $4.86 per share.

Special Limitations

The Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

(i) No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company of any of its affiliates; and

(ii) No purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for each calendar year the purchase right remains outstanding at any time.

Termination of Purchase Rights

The purchase right will immediately terminate upon the participant's loss of eligible employee status or upon his or her affirmative withdrawal from the offering period. The payroll deductions collected for the purchase period in which the purchase right terminates may, at the participant's election, be immediately refunded or applied to the purchase of Common Stock at the end of that purchase period.

Stockholder Rights

No participant will have any stockholder rights with respect to the shares of Common Stock covered by his or her purchase right until the shares are actually purchased by the participant. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

No purchase right will be assignable or transferable other than in connection with the participant's death and will be exercisable only by the participant during his or her lifetime.

Effect of Acquisition of the Company

Should the Company be acquired by merger or asset sale during an offering period, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be 85% of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into that offering period or (ii) the fair market value per share of Common Stock immediately prior to such acquisition. However, the clause (i) amount will not, for any participant whose entry date for the offering period is other than the start date of that offering period, be less than the fair market value per share of Common Stock on such start date.

Amendment and Termination of the Purchase Plan

The Purchase Plan will terminate upon the earliest to occur of (i) the date on which all available shares are issued or (ii) the date on which all outstanding purchase rights are exercised in connection with an acquisition of the Company.

The Board of Directors may at any time alter, suspend or discontinue the Purchase Plan. However, the Board of Directors may not, without stockholder approval, (i) materially increase the number of shares issuable under the Purchase Plan or the number purchasable per participant on any one purchase date, except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

Stock Issuances

The table below shows, as to each of the executive officers named in the Summary Compensation Table elsewhere in this Proxy Statement and the various indicated groups, the following information with respect to transactions under the Purchase Plan effected during the period from July 1, 2005 to September 30, 2006: (i) the number of shares of Common Stock purchased under the Purchase Plan during that period and (ii) the weighted average purchase price paid per share of Common Stock in connection with such purchases.

Name of Individual or Identity of Group and Position	Number of Shares Purchased	Weighted Average Purchase Price
Richard A. Miller, M.D.	-	-
Geoffrey Cooper, Ph.D.	1,000	$4.14
Markus F. Renschler, M.D.	-	-
Timothy G. Whitten	2,000	$4.53
Leiv Lea	2,000	$4.53

All current executive officers as a group (5 persons)	6,823	$4.60
All employees as a group (97 persons)	82,851	$4.73

Federal Tax Consequences

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under the provisions of Section 423 of the Internal Revenue Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) 15% of the fair market value of the stock as of the beginning of the offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as a capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short- term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

The foregoing is only a brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the issuance and exercise of options under the Purchase Plan. It does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any municipality, state or foreign country in which the participant may reside.

PROPOSAL THREE - RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected the firm of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2007, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1993. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm is not required by law or the Company's bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider its selection. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services during fiscal 2006 and 2005:

	Fiscal 2006	Fiscal 2005

Audit fees	$263,900	$260,800
Audit-related fees	-	-
Tax fees	$18,500	$ 16,960
All other fees	-	-
Total	$282,400	$277,760

In the above table, "audit fees" for professional services for the audit of the Company's financial statements included in its Annual Report on Form 10-K for the years ended June 30, 2006 and 2005, and review of financial statements included in its quarterly reports on Form 10-Q and for services that are normally provided in connection with statutory and regulatory filings. "Tax fees" are fees for tax compliance, tax advice and tax planning. All fees described above were approved by the Audit Committee.

Pre-Approval Policy and Procedures

In accordance with the Audit Committee charter, the Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services. The Audit Committee may elect to delegate pre-approval authority to one or more designated Committee members in accordance with its charter. The Audit Committee has delegated to Mr. Taylor the ability to pre-approve certain audit and non-audit services. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC's rules on auditor independence. The Audit Committee has considered whether the provision of the services noted above is compatible with maintaining PricewaterhouseCoopers LLP's independence.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP.

The Board recommends that the stockholders vote IN FAVOR OF the ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 30, 2006, by: (i) each stockholder who, based on publicly available records, is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock; (ii) each current director; (iii) each executive officer named in the "Summary Compensation Table" below (the "Named Executive Officers"); and (iv) all directors and executive officers of the Company as a group. The address for each director and executive officer listed in the table below is c/o: Pharmacyclics, Inc., 995 East Arques Avenue, Sunnyvale, California 94085.

	Beneficial Ownership (1)
Name	Outstanding Shares of Common Stock	Shares Issuable Pursuant to Options Vested and Exercisable Within 60 Days of September 30, 2006	Percent of Total Shares Outstanding
Robert W. Duggan (2)	2,904,938	-	13.8%
Federated Investors, Inc. (3)	2,685,400	-	12.8%
Primecap Management Company (3)	1,195,150	-	5.7%
Richard A. Miller, M.D. (4)	316,798	792,049	5.1%
Craig C. Taylor (5)	97,143	54,375	*
Richard M. Levy, Ph.D. (6)	1,000	46,972	*
Miles R. Gilburne	90,000	73,188	*
William R. Rohn	-	70,080	*
Loretta M. Itri, M.D.	-	46,972	*
James Knighton	-	-	*
Christine White	-	-	*
Geoffrey Cooper, Ph.D.	-	-	*
Timothy Whitten	7,216	-	*
Leiv Lea (7)	12,893	331,463	1.6%
Markus F. Renschler, M.D.	1,394	260,458	1.2%
All current executive officers and directors as a group (12 persons)	523,702	2,144,184	11.5%

__________

* Less than 1%.

  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within sixty (60) days of the September 30, 2006 date of this table. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, all persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such holders. The percentages of beneficial ownership are based on 21,029,194 shares of Common Stock outstanding as of September 30, 2006, adjusted as required by rules promulgated by the Commission. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which such person or persons has the right to acquire within sixty (60) days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
  Derived from information from a Form 4 filed on September 21, 2006. The address for Robert W. Duggan is 1933 Cliff Drive, STE 30, Santa Barbara CA 93107.
  Derived from information from a Form 13F filed for the quarter ended June 30, 2006. The address for Federated Investors Inc. is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh PA 15222. The address for Primecap Management Company is 225 South Lake Ave, STE 400, Pasadena CA 91101.
  Includes 13,334, 13,334 and 290,130 shares held in trust for Jordan Andrew Miller, Jared David Miller and the Miller-Horning Trust, respectively.
  Includes 75,076 shares held by Mr. Taylor, 16,667 shares held by AMC Partners '89 L.P., of which Mr. Taylor is a general partner, 2,700 shares held by Mr. Taylor's son and 2,700 shares held by Mr. Taylor's daughter. Mr. Taylor disclaims beneficial ownership of the shares held by his children and of the shares held by AMC Partners '89 L.P., 480 Cowper Street, Palo Alto, CA 94301, except, in the case of AMC Partners, to the extent of his economic interest in such entity.
  Includes 1,000 shares held in trust for The Levy Family Revocable Trust dated 05/01/85.
  Includes 1,000 shares held by Deborah K. Karlson as custodian for Paula K. Lea.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors and Section 16 officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such forms furnished to the Company and written representations that no other reports were required, the Company believes that, during the period from July 1, 2005 to June 30, 2006, all officers, directors and beneficial owners of more than 10% of the outstanding Common Stock complied with all Section 16(a) requirements.

EXECUTIVE COMPENSATION

Director Compensation

In fiscal 2006, Board members received cash compensation for their service on the Board or any committee of the Board. Board members are reimbursed for travel expenses incurred in attending Board or committee meetings.

Each non-employee Director of the Company receives a yearly retainer of $15,000 and a payment of $1,000 per meeting for each meeting of the Board or a committee of the Board. Committee chairmen receive an additional $1,000 per Committee meeting attended. Board members are paid quarterly and may elect to receive their compensation in the form of non-qualified stock options with a face value equal to three (3) times the amount of cash compensation earned.

Each non-employee Director of the Company receives stock option grants to purchase shares of Common Stock under the Company's Equity Incentive Award Plan (the "2004 Plan"). Under this plan, during the fiscal year ended June 30, 2006, options to acquire 7,500 shares of Common Stock at an exercise price of $9.15 per share were granted to each member of the Board.

Compensation of Executive Officers

The following table sets forth for the fiscal years ended June 30, 2006, 2005 and 2004 certain compensation awarded or paid to, or earned by, the Named Executive Officers, including salary, bonuses, stock options and certain other compensation:

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation		Long-Term Compensation Awards	All Other Compensation ($)[3]
		Salary	Other annual compensation
				Securities Underlying Options
		($)(1)	($) (2)	(#)

Richard A. Miller, M.D.	2006	421,688	37,606	250,000	1,500	(3)
President and Chief Executive Officer	2005	398,501	31,947	175,000	1,500	(3)
	2004	381,861	-	181,000	1,500	(3)

Geoffrey Cooper, Ph.D.	2006	244,231	-	100,000	7,425	(5)
Former Senior Vice President,
Business Development

Timothy Whitten	2006	296,549	-	-	25,312	(4)
Former Senior Vice President,	2005	289,047	23,2341	45,000	1,500
Commercial Operations	2004	277,505	-	32,250	1,500

Markus F. Renschler, M.D.	2006	264,196	23,405	110,000	1,500
Senior Vice President, Oncology	2005	249,815	34,179	30,000	1,500
Clinical Development	2004	227,868	-	25,000	1,500

Leiv Lea	2006	247,441	22,078	110,000	1,500
Vice President, Finance and	2005	233,836	18,746	60,000	1,500
Administration and Chief Financial Officer and Secretary	2004	224,072	-	32,250	1,500

__________

  Includes amounts earned but not paid during the fiscal year.
  Consists of bonus earned under the Company's Executive Bonus Plan; amounts in fiscal 2006 were paid in July 2006.
  Consists of the Company's matching contribution under its 401(k) Plan.
  Mr. Whitten's employment was terminated in June 2006. Amount includes payment of $23,812 of accrued personal time-off and $1,500 for the Company's matching contribution under its 401(k) Plan.
  Dr. Cooper's employment was terminated in June 2006. Amount includes payment of $4,425 of accrued personal time-off and $3,000 for the Company's matching contribution under its 401(k) Plan.

Executive Severance Benefits Agreements

The Company has entered into agreements with each of Dr. Miller, Mr. Lea, and Dr. Renschler that provide for certain payments and accelerated vesting of the shares of Common Stock subject to the outstanding options held by each officer in the event of certain changes in control of the Company or a subsequent termination of employment. The types of changes in control causing payments to be made and accelerated stock vesting to occur consist of certain mergers or consolidations; the sale, transfer or other disposition of all or substantially all of the Company's assets; and hostile take overs. In the event of such officer's involuntary termination within thirty-six (36) months following the change in control, the officer will be entitled to receive severance payments for a period of twelve (12) months in an aggregate amount equal to the officer's base salary at the time of termination plus the bonus paid to the officer in the fiscal year preceding the year of termination. The payments will be made in installments over the twelve (12) month period unless the officer elects to receive a lump-sum payment equal to the present value of the installment payments. In addition, in the event of a change in control, all outstanding options held by the officer that would fully vest or become fully exercisable at least eighteen (18) months after the change in control will accelerate as follows: 50% of the unvested or unexercisable portion immediately upon the change in control; 25% of the portion unexercisable or unvested at the time of the change in control one (1) year after the change in control (if the officer is then still employed by the Company or its successor); and 25% of the portion unexercisable or unvested at the time of the change in control eighteen (18) months after a change in control (if the officer is then still employed by the Company or its successor). All options held by the officer at the time of a change in control that otherwise become fully exercisable or fully vest within eighteen (18) months following the change in control will become exercisable and vest in accordance with the following schedule: 50% of the previously unexercisable or unvested portion immediately upon the change in control; the remaining portion will continue to become exercisable and vest in accordance with the exercise/vesting schedule applicable to those options at the time of the change in control. Similarly, any repurchase rights exercisable by the Company with respect to shares of Common Stock held by the officer will lapse depending upon when the repurchase rights would have otherwise lapsed. In the event of the officer's involuntary termination during the eighteen (18) month period after the change in control, all previously unexercisable options (including options that did not accelerate at the time of the change in control) will become immediately exercisable and the repurchase rights will lapse as to all shares then held by the officer.

Under the 2004 Plan, the Plan Administrator has the authority to accelerate outstanding options in the event of certain changes in control of the Company (as defined in the 2004 Plan).

Stock Option Grants

The following table provides certain information regarding stock options granted to the Named Executive Officers during the fiscal year ended June 30, 2006. The exercise price of all options shown in the table is equal to 100% of the fair market value of the Company's Common Stock on the grant date.

Option Grants In Last Fiscal Year

					Potential Realizable
					Value at Assumed
					Annual Rates of
					Stock Price
					Appreciation
	Individual Grants				for Option Term (4)
	Number of	Percentage of
	Securities	Total	Exercise
	Underlying	Options	(or Base)
	Options Granted	Granted to Employees in	Price per Share	Expiration
Name	(#) (1)	Fiscal Year (2)	($/Sh.) (3)	Date	5%	10%
Richard A. Miller, M.D.	250,000	19.8%	$4.16	5/23/16	$654,050	$1,657,492
Geoffrey Cooper, Ph.D.	-	-	-	-	-	-
Markus F. Renschler, Ph.D.	110,000	8.7%	$4.16	5/23/16	$287,782	$729,297
Timothy G. Whitten	-	-	-	-	-	-
Leiv Lea	110,000	8.7%	$4.16	5/23/16	287,782	$729,297

  Each option may contain an early exercise provision, but are subject to repurchase of the option shares by the issuer at the exercise price upon the optionee's termination of service prior to full vesting. The repurchase right lapses, and the option vests, in a series of installments over each optionee's period of service with the issuer in a series of 48 monthly equal and successive installments.

  In the event that the Company is acquired by merger or asset sale, each outstanding option that is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full. Any options assumed or replaced in connection with such acquisition will be subject to immediate acceleration, and any unvested shares that do not vest at the time of such acquisition will be subject to full and immediate vesting, in the event the individual's service is subsequently terminated following certain specified events within 18 months following the acquisition. In connection with a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members), the administrator of the plan under which the options were issued will have the discretionary authority to provide for automatic acceleration of outstanding options either at the time of such change in control or upon the subsequent termination of the individual's service. Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company.
  Based on an aggregate of 1,261,100 options granted to employees of the Company in fiscal 2006.
  The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.
  Potential realizable value is based on the assumption that the price per share of Common Stock appreciates at the assumed annual rate of stock appreciation for the option term. The assumed 5% and 10% annual rates are set forth in accordance with the rules and regulations adopted by the SEC and do not represent the Company's estimate of stock price appreciation. There can be no assurance that the assumed 5% and 10% annual rates of appreciation (compounded annually) will actually be realized over the term of the option. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Stock Option Exercises and Holdings

The table below sets forth certain information concerning the exercise of options during the fiscal year ended June 30, 2006 by the Named Executive Officers and unexercised options held as of the end of such year by such individuals.

Aggregated Option Exercises In Fiscal 2006
And 2006 Fiscal Year-End Option Values

			Number of Securities			Value of Unexercised
			Underlying Unexercised Options			In-the-Money Options
			at Fiscal Year End (1)			at Fiscal Year End (2)
	Shares
	Acquired on	Value
Name	Exercise	Realized	Exercisable		Unexercisable	Exercisable	Unexercisable
Richard A. Miller, M.D.	27,747	$256,660	1,111,800	(3)	64,200	-	-
Geoffrey Cooper, Ph.D.	-	-	25,000		-	-	-
Markus F. Renschler, M.D.	-	-	333,010	(4)	60,990	-	-
Timothy G. Whitten	-	-	279,458		-	-	-
Leiv Lea	-	-	436,425	(5)	50,825	-	-
Hugo Madden, Ph.D.	-	-	317,129	(6)	13,157	-	-

________

  Unexercised options include options that may be exercised early but are subject to repurchase should the optionee's employment terminate prior to vesting of the options.
  Determined by subtracting the exercise price from the market price of the Common Stock on June 30, 2006 ($3.86) and multiplying by the number of shares.
  Includes 385,856 options related to unvested options.
  Includes 98,511 options related to unvested options.
  Includes 146,518 options related to unvested options.
  Includes 24,280 options related to unvested options.

Securities Authorized For Issuance Under Equity Compensation Plans

The table below shows, as of June 30, 2006, information for all equity compensation plans previously approved by stockholders and for all compensation plans not previously approved by stockholders.

Equity Compensation Plan Information
as of June 30, 2006
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (1)
Equity compensation plans approved by security holders (2)	5,241,802	$13.29	1,207,233

Equity compensation plans not approved by security holders (3)	25,000	$7.76	-
Total	5,266,802	$13.26	1,207,233

_______________

  Includes approximately 119,138 shares issuable under the Company's Employee Stock Purchase Plan.
  Includes our:
    2004 Equity Incentive Award Plan
    1995 Stock Option Plan
    1995 Non-Employee Director Stock Option Plan
    Employee Stock Purchase Plan
  On June 3, 2005, we granted Geoffrey Cooper an option to purchase shares of our common stock in connection with his joining the company. These options were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) under the following terms: 100,000 non-qualified stock options, 10-year duration, an exercise price of $7.76 per share, of which ¼ of the total grant vests on the one-year anniversary of Dr. Cooper's hire and 1/48th of the total grant vests each month thereafter until the grant is fully vested. Dr. Cooper's employment was terminated June 2006. Therefore, 75,000 options were forfeited in June 2006. The remaining 25,000 options were cancelled in September 2006.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2006, the Compensation Committee of the Board was comprised of Dr. Levy and Mr. Rohn, neither of whom is an employee or former employee of the Company.

No current executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION *

The Compensation Committee of the Board reviews and recommends to the Board for approval the Company's executive compensation policies. During the year ended June 30, 2006, the Compensation Committee consisted of non-employee Directors Richard M. Levy, Ph.D. and William R. Rohn. The Compensation Committee annually evaluates the performance, and determines the compensation, of the Company's Chief Executive Officer and the other executive officers based upon a combination of several factors: the Company's accomplishments, individual performance and comparisons with other biotechnology companies. Companies examined for comparative purposes may, but need not, include those comprising the Nasdaq Stock Market (U.S.) Index and the Nasdaq Biotechnology Index and labor market competitors. The following report of the Compensation Committee describing the compensation policies and rationales applicable to the Company's executive officers with regard to the compensation payable to such executive officers for the fiscal year ended June 30, 2006.

In May 2005, the Compensation Committee set the compensation payable to Dr. Miller for the twelve (12) month period ending April 30, 2006. Dr. Miller was not present during the discussion of his compensation. Dr. Miller in turn recommended, subject to the Compensation Committee's review and approval, the compensation to be paid for such twelve (12) month period to the Company's other executive officers. For those executive officers, the Compensation Committee had previously established performance factors to be considered by Dr. Miller in making his recommendations with respect to the compensation level to be in effect for each such officer. Dr. Miller provided the Compensation Committee with his evaluation of the performance of each officer with respect to those factors and his recommendation as to the compensation to be paid to that individual on the basis of such performance. The Compensation Committee reviewed and approved the recommendations of Dr. Miller.

General Compensation Policy. The Compensation Committee's overall policy as to executive compensation is to ensure that an appropriate relationship exists between the total compensation package established for each executive officer and the creation of stockholder value, while at the same time assuring that compensation is sufficiently competitive to motivate and retain key executives. In furtherance of this goal, executive compensation is structured so as to integrate competitive levels of annual base salary and performance bonuses with discretionary stock options based upon individual and corporate performance. This annual cash compensation, together with the payment of equity incentives in the form of stock option grants, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

Factors. Since the Company is in the development stage, the use of traditional performance standards (such as profit levels and return on equity) are not appropriate in evaluating the performance of the executive officers. In particular, the unique nature of the biotechnology industry, specifically the absence of revenues and the fact that the Company's stock performance is often more a consequence of larger market forces than of actual Company achievements, makes it impossible to tie performance objectives to standard financial considerations. The primary factors that were considered in establishing the components of each executive officer's compensation package for the 2006 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as different measures of strategic performance, for future fiscal years.

Base Salary. When establishing or reviewing base compensation levels for each executive officer, the Compensation Committee considers numerous factors, including the qualifications of the executive and his or her level of relevant experience, strategic goals for which the executive has responsibility, specific accomplishments of the executive during the last fiscal year and the compensation levels in effect at companies in the Company's industry that compete with the Company for business and executive talent. Base salaries are reviewed annually, and adjustments to each executive officer's base salary are made to reflect individual performance and salary increases effected by the peer group companies which are other biotech companies of a comparable size. The peer group companies are not necessarily the same group of companies included in the Nasdaq Pharmaceutical Index used in the performance graph for evaluating the price performance of our Common Stock. A major objective, accordingly, is to have base salary levels commensurate with those of comparable positions with the peer group companies, given the level of seniority and skills possessed by the executive officer in question and the Compensation Committee's assessment of such executive's performance over the year.

Bonuses. Beginning in fiscal 2005, all executive officers were eligible for annual performance bonuses. At the beginning of fiscal 2006, the Compensation Committee established a list of specific corporate and individual goals as well as specific bonus amounts tied to each goal. The bonus goals were divided into the following three categories: 1) clinical development, 2) corporate development, and 3) individual goals. The target bonus opportunity for each officer was 30% of base salary. Actual bonus awards granted in fiscal 2006 are listed in "Compensation of Executive Officers-Summary Compensation Table."

Our Corporate Bonus Plan, or Bonus Plan, will govern bonus awards to the Company's executive officers for performance during fiscal year 2007. Under the Bonus Plan, cash bonuses, if any, will be based on both the achievement of specified individual and corporate goals. On May 22, 2006, the Compensation Committee approved executive goals and associated bonus target amounts for fiscal year 2007. For fiscal year 2007, the bonus targets are divided into three categories: 1) clinical development, 2) corporate development, and 3) individual goals. Bonus targets are payable in an aggregate amount of up to 30% of the executive's base salary, if at all. Our Board of Directors and Compensation Committee reserve the right to modify these targets, amounts and criteria at any time.

Long-Term Incentive Compensation. The Compensation Committee has the authority under the 2004 Plan to provide executives and other key employees with equity incentives primarily in the form of stock option grants. Generally, the size of each option grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but there is also taken into account comparable awards made to individuals in similar positions in the industry, as reflected in external surveys, the individual's potential for future responsibility and promotion and the individual's performance in the recent period. The Compensation Committee has also established general guidelines for maintaining the unvested option holdings of each executive officer at a targeted level based upon his or her position with the Company, and option grants are periodically made to maintain the targeted levels. However, the Compensation Committee does not strictly adhere to these guidelines, and the relative weight given to each of the foregoing factors varies from individual to individual as the Compensation Committee deems appropriate under the circumstances.

The grants are designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period (up to ten (10) years). Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price appreciates over the option term. All options currently held by executive officers have an exercise price equal to the fair market value of the Company's Common Stock as of the grant date.

CEO Compensation. In setting the compensation payable for the 2006 fiscal year to the Company's President and Chief Executive Officer, Richard A. Miller, the Compensation Committee reviewed a detailed performance evaluation compiled for Dr. Miller. Such review considered Dr. Miller's qualifications, the level of experience brought to his position and gained while in the position, Company goals for which Dr. Miller had responsibility, specific accomplishments to date, and the importance of Dr. Miller's individual achievement in meeting Company goals and objectives set during the prior fiscal year. In addition, the Compensation Committee surveyed the salary levels in effect for and equity compensation packages for chief executive officers at the peer group companies, which were taken into account for comparative compensation purposes for all of the Company's other executive officers.

In determining Dr. Miller's compensation level, the Compensation Committee sought to establish a competitive rate of base salary, while at the same time tying a significant percentage of his overall compensation package to individual and Company performance, such as the attainment of certain milestones in the testing of clinical products. Based on these factors, the Compensation Committee increased Dr. Miller's base salary level 6.0 % to $418,069. In awarding stock options, the Compensation Committee considered Dr. Miller's performance in meeting the Company's objectives and the goals of his position, overall Company performance, the equity position of Dr. Miller in the Company and a review of the equity position of top management at companies in the biotechnology sector at a similar stage of development as the Company. In fiscal 2006, Dr. Miller received options to purchase 250,000 shares of Common Stock.

Compliance with Internal Revenue Code Section 162(m) of the Code

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance-based compensation to be paid to the Company's executive officers for the 2006 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance-based compensation to be paid to the Company's executive officers for fiscal 2006 will exceed that limit. The 2004 Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of options granted under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation, which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer approach the $1 million level.

The above report is submitted by the Compensation Committee of the Company's Board of Directors.

Richard M. Levy, Ph.D. (Chairman)
William R. Rohn

BOARD AUDIT COMMITTEE REPORT *

The Audit Committee of the Board is comprised of three (3) independent directors (as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules listing standards) and operates under a written charter adopted by the Board of Directors, available in the Investors section of the Company's website at www.pharmacyclics.com. During the fiscal year ended June 30, 2006, the members of the Audit Committee were Mr. Taylor (chairman), Mr. Gilburne and Dr. Itri.

The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended June 30, 2006 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement of Accounting Standard 61. In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm's independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1.

The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee held four (4) meetings during the fiscal year ended June 30, 2006.

In reliance on the reviews and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2006 for filing with the SEC. The Audit Committee has also recommended, subject to stockholder ratification, the retention of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

Craig C. Taylor (chairman)
Miles R. Gilburne
Loretta M. Itri, M.D.

* The material in these reports is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PERFORMANCE GRAPH

The graph depicted below shows the Company's Common Stock price as an index assuming $100 invested on June 30, 2001 at the then current market price of $33.90 per share, along with the composite prices of companies listed in the Nasdaq Pharmaceutical Index and Nasdaq Total U.S. Stock Market Index (assuming reinvestment of dividends).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG PHARMACYCLICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ PHARMACEUTICAL INDEX

* $100 invested on 6/30/01 in stock or index-including reinvestments of dividends.
Fiscal year ending June 30.

	Cumulative Total Return
	6/01	6/02	6/03	6/04	6/05	6/06

PHARMACYCLICS, INC.	100.00	13.10	13.98	29.91	22.15	11.39
NASDAQ STOCK MARKET (U.S.)	100.00	70.34	78.10	98.58	99.24	105.85
NASDAQ PHARMACEUTICAL	100.00	56.67	82.12	88.15	86.40	100.55

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnity Agreements

The Company's restated certificate of incorporation and bylaws provide for indemnification of directors, officers and other agents of the Company. Each of the current directors and officers of the Company have entered into separate indemnification agreements with the Company.

Director Compensation

See the disclosure under "Director Compensation" in the section titled "Executive Compensation" for details regarding cash compensation for non-employee Directors.

Executive Severance Benefits and Agreements

See the disclosure under "Executive Severance Benefits Agreements" in the section titled "Executive Compensation" for details regarding Executive Severance Benefits.

ANNUAL REPORT

A copy of the Company's Annual Report for the year ended June 30, 2006 has been included with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

FORM 10-K

The Company filed an Annual Report on Form 10-K for the year ended June 30, 2006 with the Securities and Exchange Commission. A copy of the Form 10-K has been included with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Form 10-K is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. Stockholders may obtain additional copies of the Form 10-K, without charge, by writing to Leiv Lea, Pharmacyclics, Inc., 995 East Arques Avenue, Sunnyvale, California 94085.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

THE BOARD OF DIRECTORS

Dated: November 2, 2006

PHARMACYCLICS, INC

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated on August 8, 2006)

    PURPOSE

    This Pharmacyclics, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide eligible employees of the Corporation and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Corporation through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Code.

    DEFINITIONS

    For purposes of administration of the Plan, the following terms shall have the meanings indicated:

    Board means the Board of Directors of the Corporation.

    Code means the Internal Revenue Code of 1986, as amended.

    Common Stock means shares of the Corporation's common stock.

    Corporate Affiliate means any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Time.

    Corporation means Pharmacyclics, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Pharmacyclics, Inc. which shall by appropriate action adopt the Plan.

    Effective Time means the time at which the Underwriting Agreement for the initial public offering of the Common Stock is executed and finally priced. The initial offering period under the Plan shall start at the time of such execution and pricing of the Underwriting Agreement. Any Corporate Affiliate which becomes a Participating Corporation in the Plan after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

    Eligible Earnings means the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate, plus (iii) all of the following amounts to the extent paid in cash: overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. However, Eligible Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate to any deferred compensation plan or welfare benefit program now or hereafter established.

    Eligible Employee means any person who is on a regular basis expected to work more than twenty (20) hours per week for more than five (5) months per calendar year for the Corporation or any other Participating Corporation as an employee for earnings considered wages under Section 3121(a) of the Code.

    Entry Date means the date an Eligible Employee first joins the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

    Fair Market Value means, for the Effective Time at which the initial offering period under the Plan begins, the price per share at which the Common Stock is to be sold in the initial public offering of the Common Stock pursuant to the Underwriting Agreement. For any subsequent date under the Plan on which the Common Stock is registered under Section 12(g) of the 1934 Act and traded on the open market, Fair Market Value means the closing selling price per share of the Common Stock on such date, as officially quoted on the principal securities exchange on which the Common Stock is at the time traded or, if not traded on any securities exchange, the closing selling price per share of the Common Stock on such date, as reported on the Nasdaq National Market. If there are no sales of the Common Stock on such day, then the closing selling price per share on the next preceding day for which such closing selling price is quoted shall be determinative of Fair Market Value.

    1933 Act means the Securities Act of 1933, as amended.

    1934 Act means the Securities Exchange Act of 1934, as amended.

    Participant means any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

    Participating Corporation means the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan, as of the Effective Time, are listed in attached Schedule A.

    Plan Administrator shall have the meaning given such term in Article III.

    Semi-Annual Entry Date means the first business day of May and November each calendar year within an offering period in effect under the Plan. The earliest SemiAnnual Entry Date under the Plan shall be the Effective Time.

    Semi-Annual Period of Participation means each semi-annual period for which the Participant actually participates in an offering period in effect under the Plan. There shall be a maximum of four (4) semi-annual periods of participation within each offering period. The first such semi-annual period (which may actually be more or less than six (6) months for the initial offering period) shall extend from the Effective Time through the last business day in April 1996. Subsequent semi-annual periods shall be measured from the first business day of November to the last business day of April and from the first business day of May to the last business day of October.

    Semi-Annual Purchase Date means the last business day of April and October each calendar year on which shares of Common Stock are automatically purchased for Participants under the Plan. The initial Semi-Annual Purchase Date shall be April 30, 1996.

    ADMINISTRATION

    The Plan shall be administered by a committee of two (2) or more nonemployee Board members appointed by the Board (the "Plan Administrator"). The Plan Administrator shall have sole and exclusive authority to administer the Plan, interpret and construe any provision of the Plan and adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

    OFFERING PERIODS

    A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Subsection I of Article VII, Subsection A of Article IX or Subsection B of Article X.

    B. Each offering period shall have a maximum duration of twenty-four (24) months, except that the first offering period may have a duration of twenty-seven (27) months. The duration of each offering period shall be designated by the Plan Administrator prior to the start date. However, the initial offering period shall run from the Effective Time to the last business day of October 1997. The next offering period shall commence on the first business day of November 1997, and subsequent offering periods shall commence as designated by the Plan Administrator.

    C. The Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Entry Date on which such individual first joins the offering period in effect under the Plan and shall be automatically exercised in successive semi-annual installments on the last business day of April and October of each year. Accordingly, each purchase right may be exercised up to two (2) times each year it remains outstanding.

    D. No purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until such time as (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any securities exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

    E. The Participant's acquisition of Common Stock under the Plan on any Semi-Annual Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Semi-Annual Purchase Date, whether within the same or a different offering period.

    ELIGIBILITY AND PARTICIPATION

    A. Each Eligible Employee of a Participating Corporation shall be eligible to participate in the Plan in accordance with the following provisions:

    - An individual who is an Eligible Employee on the start date of the initial offering period under the Plan shall be eligible to commence participation in that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period on which he/she remains an Eligible Employee. The date on which such individual first joins the offering period shall be deemed to be such individual's Entry Date for the offering period, and on that date such individual shall be granted his/her purchase right for the initial offering period.

    - An individual who is an Eligible Employee on the start date of any subsequent offering period shall be eligible to commence participation in that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period on which he/she remains an Eligible Employee. The date on which such individual first joins the offering period shall become such individual's Entry Date for the offering period, and on that date such individual shall be granted his/her purchase right for the offering period.

    - An individual who first becomes an Eligible Employee after the start date of any offering period under the Plan may enter that offering period on the first Semi-Annual Entry Date within such offering period on which he/she is an Eligible Employee or on any subsequent Semi-Annual Entry Date within such offering period on which he/she remains an Eligible Employee. Such Semi-Annual Entry Date shall become such individual's Entry Date for the offering period, and on that date such individual shall be granted his/her purchase right for the offering period.

    B. In order to participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his/her scheduled Entry Date. However, for each Participant whose Entry Date is deemed to be the start date of the initial offering period, the requisite enrollment forms must be filed within ten (10) business days following such start date; otherwise, the Entry Date for that Participant shall be the first Semi-Annual Entry Date following the filing of such enrollment forms.

    C. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Eligible Earnings paid to the Participant during each Semi-Annual Period of Participation within the offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect for the remainder of the offering period, except to the extent such rate is changed in accordance with the following guidelines:

    - The Participant may, at any time during a Semi-Annual Period of Participation, reduce his/her rate of payroll deduction to become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per SemiAnnual Period of Participation.

    - The Participant may, prior to the commencement of any new SemiAnnual Period of Participation within the offering period, increase the rate of his/her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective as of the first day of the first Semi-Annual Period of Participation following the filing of such form.

    D. Payroll deductions will automatically cease upon the termination of the Participant's purchase right in accordance with the applicable provisions of Section VII below.

    STOCK SUBJECT TO PLAN

    A. The Common Stock purchasable by Participants under the Plan shall, solely in the discretion of the Plan Administrator, be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares of Common Stock purchased on the open market. The total number of shares which may be issued under the Plan shall not exceed 700,000 shares (subject to adjustment under Section VI.B below).

    B. In the event any change is made to the Corporation's outstanding Common Stock by reason of any stock dividend, stock split, exchange or combination of shares, recapitalization or any other change affecting the Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of securities issuable in the aggregate over the term of the Plan, (ii) the class and maximum number of securities purchasable per Participant on any one (1) Semi-Annual Purchase Date and (iii) the class and number of securities and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

    PURCHASE RIGHTS

    Each Eligible Employee who participates in the Plan for a particular offering period shall have the right to purchase shares of Common Stock, in a series of successive semi-annual installments during such offering period, upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

    A. Purchase Price. Common Stock shall be purchasable on each Semi-Annual Purchase Date within the offering period at a purchase price equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share on that Semi-Annual Purchase Date. However, for each Participant whose Entry Date is other than the start date of the offering period, the clause (i) amount shall in no event be less than the Fair Market Value of the Common Stock on the start date of that offering period.

    B. Number of Purchasable Shares. The number of shares purchasable per Participant on each Semi-Annual Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Semi-Annual Period of Participation ending with that Semi-Annual Purchase Date (together with any carryover deductions from the preceding Semi-Annual Period of Participation) by the purchase price in effect for the Semi-Annual Purchase Date (as determined in accordance with Subsection A above). However, the maximum number of shares of Common Stock purchasable per Participant on any Semi-Annual Purchase Date shall not exceed One Thousand (1,000) shares, subject to periodic adjustment under Section VI.B.

    Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any of its Corporate Affiliates.

    C. Payment. Payment for Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin with the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the offering period. However, for each Participant whose Entry Date is deemed to be the start date of the initial offering period, payroll deductions shall begin with the first pay day occurring more than five (5) days after his/her filing of the requisite enrollment forms. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the outstanding balance credited to such account. The amounts collected from a Participant will not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

    D. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

    - A Participant may, at any time on or before the fifth (5th) business day preceding the next Semi-Annual Purchase Date, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected for the Semi-Annual Period of Participation in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the Semi-Annual Purchase Date immediately following such termination If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

    - The termination of such purchase right shall be irrevocable, and a Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of a new stock purchase agreement and enrollment form) on or before the date he or she is first eligible to join the new offering period.

    - Should a Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his/her purchase right remains outstanding, then that purchase right shall immediately terminate, and such individual (or the personal representative of the estate of a deceased Participant) shall have the following election with respect to the payroll deductions made to date in the Semi-Annual Period of Participation in which such cessation of Eligible Employee status occurs:

    1) to withdraw all of those deductions, or

    2) to have such funds held for the purchase of shares on the next Semi-Annual Purchase Date.

    If no such election is made within the thirty (30)-day period following such cessation of Eligible Employee status or (if earlier) prior to the next Semi-Annual Purchase Date, then the collected payroll deductions shall be refunded as soon as possible. In no event, however, may any payroll deductions be made on the Participant's behalf following his/her cessation of Eligible Employee status.

    E. Stock Purchase. Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions in Subsection D above) on each Semi-Annual Purchase Date. The purchase shall be effected by applying each Participant's payroll deductions for the Semi-Annual Period of Participation ending on such Semi-Annual Purchase Date (together with any carryover deductions from the preceding Semi-Annual Period of Participation) to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares imposed under Subsection B of this Article VII) at the purchase price in effect for that Semi-Annual Purchase Date. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock on the next Semi-Annual Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Semi-Annual Purchase Date shall be promptly refunded to the Participant.

    F. Proration of Purchase Rights. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant.

    G. Rights as Stockholder. A Participant shall have no stockholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

    A Participant shall be entitled to receive, as soon as practicable after each Semi-Annual Purchase Date, a stock certificate for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship. Alternatively, the Participant may request the issuance of such certificate in "street name" for immediate deposit in a Corporation designated brokerage account.

    H. Assignability. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

    I. Beneficiary Designation. A Participant may file a written beneficiary designation indicating the person entitled to receive any shares purchased or purchasable on the Participant's behalf at the time of his/her death or to obtain a cash refund of any existing payroll deductions held on the deceased Participant's behalf under the Plan. Such beneficiary designation may be changed by the Participant at any time by filing the appropriate form with the Plan Administrator. In the event there is no validly-designated beneficiary under the Plan living at the time of the Participant's death, the Corporation shall deliver such shares and/or cash refund to the executor or administrator of the Participant's estate or, if (to the knowledge of the Corporation) no such executor or administrator has been appointed, the Corporation shall deliver such shares and/or cash refund to the Participant's spouse or if no spouse is living, to the children of the Participant in equal shares.

    J. Change in Ownership. Should any of the following transactions (a "Change in Ownership") occur during the offering period:

    - a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

    - the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or

    - any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, then all outstanding purchase rights under the Plan shall automatically be exercised, immediately prior to the effective date of such Change in Ownership, by applying the payroll deductions of each Participant for the Semi-Annual Period of Participation in which such Change in Ownership occurs to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the lower of (i) the Fair Market Value of the Common Stock on the Participant's Entry Date into the offering period in which such Change in Ownership occurs or (ii) the Fair Market Value of the Common Stock immediately prior to the effective date of such Change in Ownership. However, the applicable share limitations of Articles VII and VIII shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the offering period is other than the start date of that offering period, be less than the Fair Market Value of the Common Stock on such start date.

    The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Change in Ownership, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VII.

    ACCRUAL LIMITATIONS

    A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or its Corporate Affiliates, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

    B. For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

    - The right to acquire Common Stock under each such purchase right shall accrue in a series of successive semi-annual installments as and when the purchase right first becomes exercisable for each such installment on the last business day of each Semi-Annual Period of Participation for which the right remains outstanding.

    - No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value on the date or dates of grant) for each calendar year during which one (1) or more of those purchase rights were at any time outstanding.

    - If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Semi-Annual Period of Participation, then the payroll deductions which the Participant made during that Semi-Annual Period of Participation with respect to such purchase right shall be promptly refunded.

    C. In the event there is any conflict between the provisions of this Article VIII and one (1) or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

    AMENDMENT AND TERMINATION

    A. The Board may alter, amend, suspend or discontinue the Plan following the close of any Semi- Annual Period of Participation. However, the Board may not, without the approval of the Corporation's stockholders:

    - materially increase the maximum number of shares issuable under the Plan or the maximum number of shares purchasable per Participant on any one (1) Semi-Annual Purchase Date, except that the Plan Administrator shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Corporation's capital structure pursuant to Subsection B of Article VI; or

    - alter the purchase price formula so as to reduce the purchase price payable for the shares purchasable under the Plan; or

    - materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

    B. The Corporation shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Plan immediately following the close of any Semi-Annual Period of Participation. Should the Corporation elect to exercise such right, then the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

    GENERAL PROVISIONS

A. The Plan was adopted by the Board on August 2, 1995 and became effective at the Effective Time. On September 11, 1997 the Plan was amended and restated by the Board to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 50,000 shares and the increase was approved by the stockholders at the 1997 Annual Meeting; on October 31, 2001 the Plan was amended and restated by the Board to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 200,000 shares and the increase was approved by the stockholders at the 2001 Annual Meeting; and on September 18, 2002 the Plan was amended and restated by the Board to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 200,000 shares and the increase was approved by the stockholders at the 2002 Annual Meeting; and on August 8, 2006 the Plan was amended and restated by the Board to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 200,000 shares.

B. The Plan shall terminate upon the earlier of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan, or (ii) the date the Board terminates the Plan.

C. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

D. Neither the action of the Corporation in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Corporation or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

E. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

Schedule A

Corporations Participating in
Employee Stock Purchase Plan
As of the Effective Time

Pharmacyclics, Inc.

Pharmacyclics®

000004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
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ADD 6

Least Address Line

000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext

C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

This proxy, when properly executed, will be voted as specified below, if no specification is made, this Proxy will be voted FOR the election of the directors listed below and FOR the other proposals.

A Election of Directors

1. The Board of Directors recommends a vote FOR each of the directors listed below.
To elect the following directors to serve until the next annual meeting of stockholders or until their successors are duly entitled and qualified.

	For	Withhold		For	Withhold
01 - Miles R. Gilburne	☐	☐	04 - Richard A. Miller, M.D.	☐	☐
02 - James L. Knighton	☐	☐	05 - William R. Rohn	☐	☐
03 - Richard M. Levy, Ph.D.	☐	☐	06 - Christine A. White, M.D.	☐	☐

B Proposals

The Board of Directors recommends a vote FOR the following proposals.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign your name(s) exactly as it appears hereon.

Date (mm/dd/yyyy)	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box
/ /		

0 1 1 0 2 5 1 U P X C O Y

001CD40001 00MS9C

Proxy - Pharmacyclics, Inc.

Annual Meeting of Stockholders, December 8, 2006

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and appoints Richard A. Miller, M.D. and Leiv Lea, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Pharmacyclics, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting Of Stockholders of the Company to be held at the Sheraton Palo Alto Hotel, 625 El Camino Real, Palo Alto, California 94301 on Friday, December 8, 2006 at 12:00p.m. (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

SEE REVERSE SIDE